Exhibit 32.1
                                                                    ------------



      Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of Dollar Thrifty Automotive Group, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph E. Cappy, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





                                             /s/ Joseph E. Cappy
                                             -------------------

                                             Joseph E. Cappy
                                             Chief Executive Officer
                                             August 12, 2003









A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Dollar Thrifty Automotive Group, Inc. and will be retained by Dollar Thrifty Automotive Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.